UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)
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WashingtonFirst Bankshares, Inc.
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11921 Freedom Drive, Suite 250
Reston, Virginia 20190
NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 26, 2017

Shareholders of WashingtonFirst Bankshares, Inc.:
The 2017 Annual Meeting of Shareholders (the “Meeting”) of WashingtonFirst Bankshares, Inc. (the “Company”) will be held at the Tower Club, 8000 Towers Crescent Drive, Suite 1700, Vienna, Virginia 22182, on Wednesday, April 26, 2017, beginning at 11:00 a.m. (local time), for the following purposes:

1.
To elect six (6) directors of Group II to serve on the Board of Directors of the Company until the Company’s 2020 annual meeting of shareholders, and one (1) director of Group III to serve on the Board of Directors until the Company's 2018 annual meeting of shareholders, and in each case until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017;

3.	To conduct an advisory (non-binding) vote regarding the compensation of the Company’s named executive officers; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.
The close of business on March 2, 2017 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

Richard D. Horn
General Counsel and Corporate Secretary

March 14, 2017
Reston, Virginia

Your Vote is Important.
You are cordially invited and urged to attend the Meeting. Whether or not you plan to attend the Meeting, please cast your vote as promptly as possible via the Internet or by telephone, as instructed in the Notice of Internet Availability of Proxy Materials. The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card or voted your shares via the Internet. Please note, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

WashingtonFirst Bankshares, Inc.
11921 Freedom Drive, Suite 250
Reston, Virginia 20190
________________________
PROXY STATEMENT
FOR
2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 26, 2017
________________________
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
2017 ANNUAL MEETING OF SHAREHOLDERS

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), WashingtonFirst Bankshares, Inc. (the “Company”) is furnishing proxy materials to its stockholders primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about March 14, 2017, the Company will mail to each stockholder a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including its proxy statement and annual report, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy material unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. The Company may, at its discretion, voluntarily choose to mail or deliver a paper copy of the proxy materials, including its proxy statement and annual report, to one or more stockholders. The following proxy materials are available on the Investor Relations page of the Company’s website at www.wfbi.com, which does not have “cookies” that identify visitors to the site:

•	Notice of 2017 Annual Meeting of Shareholders;

•	Proxy Statement for 2017 Annual Meeting of Shareholders; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
SOLICITATION, REVOCABILITY AND VOTING OF PROXIES
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2017 Annual Meeting of Shareholders of the Company to be held at the Tower Club, 8000 Towers Crescent Drive, Suite 1700, Vienna, Virginia 22182, on Wednesday, April 26, 2017, beginning at 11:00 a.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2017 Annual Meeting of Shareholders. The Notice of Internet Availability of Proxy Materials will first be sent to shareholders on or about March 14, 2017.
Voting of Proxies
You can ensure that your shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), are voted at the Meeting by: i) submitting your instructions on the Internet, following the instructions provided in the Notice of Internet Availability of Proxy Materials, ii) submitting your instructions by telephone, following the instructions provided on the proxy card, or, iii) completing, signing, dating and returning the paper proxy card, which a stockholder can request as outlined in the Notice of Internet Availability of Proxy Materials. Submitting your proxy by any of these methods will not affect your right to attend and vote at the Meeting. If no instructions are specified on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby FOR the election of each of the director nominees, FOR the ratification of the independent registered public accounting firm, and FOR the approval of the compensation of the Company’s named executive officers, each to be presented to and voted upon by the shareholders as set forth herein.
The Board knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy will be voted with respect thereto in accordance with the judgment of the persons designated as proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Bylaws.
Revocability of Proxies
Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is voted at the Meeting by:

•	delivering to the Secretary of the Company a written notice of revocation;

•	submitting to the Secretary of the Company a duly executed proxy bearing a later date; or

•	attending the Meeting and voting in person.

All written notices of revocation and other communications with respect to revocation of proxies should be sent to: WashingtonFirst Bankshares, Inc., 11921 Freedom Drive, Suite 250, Reston, Virginia 20190, (703) 840-2410, Attention: Richard D. Horn, General Counsel and Corporate Secretary. Any shareholder who holds shares in street name with a bank or broker must contact that bank or broker if he or she wishes to revoke his or her proxy.
Solicitation of Proxies
This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company. Proxies will be solicited via the Internet as outlined in the Notice of Internet Availability of Proxy Materials and by mail if requested by a stockholder and, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of the Common Stock.
VOTING SHARES AND VOTING RIGHTS
Only holders of record of Common Stock at the close of business on March 2, 2017 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. On that date there were 12,105,555 shares of voting Common Stock issued and outstanding. The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter will be included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered in such holder’s name on the books of the Company on the Record Date.
Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the Meeting is the ratification of the appointment of the independent registered public accounting firm.
Item 1. Election of Directors
Directors will be elected by a plurality of the votes cast in person or by proxy at the Meeting. Accordingly, the six Group II nominees and one Group III nominee receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees since broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the Meeting. The election of directors is not deemed to be a routine matter, so a broker is not permitted to vote on the election of directors without instructions from the beneficial owner of the shares. If a shareholder holds shares in street name and does not provide voting instructions to his or her broker, those shares will be counted as broker non-votes in the election of directors.
Item 2. Proposal to Ratify Appointment of Independent Registered Public Accounting Firm
The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting is required to ratify the appointment of the independent registered public accounting firm. Any abstentions will have the effect of a vote against this matter. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.
Item 3. Advisory Vote on Executive Compensation (“Say-On-Pay”)
The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting is required to approve the advisory (non-binding) vote regarding the compensation of the Company’s named executive officers (“Say-On-Pay”). Any abstentions will have the effect of a vote against this matter. The Say-On-Pay vote is considered a non-routine matter and, as such, broker non-votes will be deemed shares not present to vote on this matter, will not count as votes for or against this proposal and will not be included in calculating the number of votes necessary for approval of such matter.

Item 1.
ELECTION OF DIRECTORS
Election Procedures; Term of Office
The current Board is comprised of 22 members. In accordance with the Company’s Articles of Incorporation, members of the Board are divided into three groups, Group I, Group II, and Group III. Group I and III currently have seven members and Group II currently has eight members. The members of each group are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Group II directors expires at the Meeting. The terms of the Group I and Group III directors expire at the annual meeting of shareholders in 2019 and 2018, respectively.
The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved the nomination of Juan A. Mencia, Mark C. Michael, James P. Muldoon, William C. Oldaker, Jon M. Peterson, and Gail R. Steckler to fill the expiring Group II director positions, reducing the number of Group II directors to six, and the nomination of Obiora ("Bo") Menkiti to serve as a Group III director. All of the six Group II nominees currently serve as Group II directors. Two of the current Group II directors, Josephine S. Cooper and Richard D. Horn have elected not to stand for re-election upon the expiration of their terms at the Meeting. Mr. Menkiti does not currently serve as a director. The six Group II nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2020, and the one Group III nominee, if elected at the Meeting, will serve until the annual meeting of shareholders in 2018.
The six Group II nominees and one Group III nominee receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.
If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.
Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full Board. In accordance with Virginia law, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of shareholders held for the election of directors, regardless of whether the group of director in which he or she serves is to be elected at such annual meeting.

The biography of each of the director nominees, continuing directors and executive officers set forth below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.
Nominees for Election
The following table sets forth the name, age and positions with the Company and WashingtonFirst Bank (the “Bank”) for each nominee for election as a director of the Company:

Name	Age	Positions with the Company and the Bank
Group II Nominees:
Juan A. Mencia	55	Group II Director of the Company; Director of the Bank
Mark C. Michael	54	Group II Director of the Company; Director of the Bank
James P. Muldoon	78	Group II Director of the Company; Director of the Bank
William C. Oldaker	75	Group II Director of the Company; Director of the Bank
Jon M. Peterson	53	Group II Director of the Company; Director of the Bank
Gail R. Steckler	63	Group II Director of the Company; Director of the Bank
Group III Nominee:
Obiora ("Bo") Menkiti	39	Group III Director of the Company; Director of the Bank

Group II Nominees

Juan A. Mencia. Mr. Mencia has served as a director of the Bank since 2005 and as a director of the Company since its formation in 2009. Mr. Mencia was the founder, President and Chief Executive Officer of The Cube Corporation, a nationally recognized facilities management company, from March 1994 to March 2005. The Cube Corporation was recognized as the Fastest Growing Hispanic-Owned Company in the United States in 2000, received the Virginia Vanguard Award for Top Service Company in the Commonwealth of Virginia in 2001 and 2002, and was listed number fifty-one on Hispanic Business Magazine's Hispanic Business 500, a directory of the largest Hispanic-owned companies in 2004. Mr. Mencia sold The Cube Corporation, with over $115 million in annual revenue, in March 2005. He received the Ernst & Young Entrepreneur of the Year for the Greater Washington Area in 2000 and the Hispanic Business Magazine's National Entrepreneur of the Year in 2001. Mr. Mencia is President and Chief Executive Officer of Cornerstone Building Services, Inc., a company that provides building restoration, repair and waterproofing services throughout the Washington metropolitan area. Additionally, Mr. Mencia is an investor partner with Venture Philanthropy Partners (VPP) whose mission is to serve the needs of children of low-income families in the Washington Metropolitan region and to demonstrate a unique approach to effective philanthropy. The Company believes Mr. Mencia's qualifications to serve as a director include his business experience and his years of experience as a director of the Company and the Bank.

Mark C. Michael. Mr. Michael has served as a director of the Bank since 2005 and as a director of the Company since its formation in 2009. Mr. Michael is the founder and has served as the President of Occasions Caterers Inc., a full-service, off-premise catering firm, located in Washington, D.C. since 1986. He is also founder and President of Protocol Staffing Services LLC, a hospitality staffing service, as well as Menus Catering, Inc. a corporate drop-off catering service. In addition to being on several corporate boards, he serves on the Board of Directors of D.C. Central Kitchen. He is also on the President's Council for Higher Achievement Program. He is a member of the US Chamber of Commerce, the Greater Washington Board of Trade, the Washington Convention and Visitors Bureau, the International Society of Event Specialists, and the Leading Caterers of America. The Company believes Mr. Michael's qualifications to serve as a director include his business experience and his years of experience as a director of the Company and the Bank.
James P. Muldoon. Mr. Muldoon has served as a director of the Bank since 2004 and as a director of the Company since its formation in 2009. Mr. Muldoon is the CEO of METCOR, Ltd., Washington, D.C., which identifies, develops and secures federal business for high technology firms and has served in that capacity since 1979. A division of METCOR, Learning Systems International (LSI), offers training materials development, documentation and training delivery services. He served as Chairman of the U.S. Coast Guard's National Boating Safety Advisory Council from 1998 through 2015 and is immediate past Chairman of the Board of Trustees of St. Mary's College of Maryland. He is Chairman of the National

Maritime Heritage Foundation/DC Sail, the Vice President of the National Sailing Hall of Fame, and was President of the United States Sailing Association from 1997 to 2000. In addition, Mr. Muldoon currently serves as a member of numerous project and governance boards related to other charitable and community organizations. The Company believes Mr. Muldoon's qualifications to serve as a director include his business experience and his years of experience as a director of the Company and the Bank.
William C. Oldaker. Mr. Oldaker has served as a director of the Bank since 2004 and as a director of the Company since its formation in 2009. Mr. Oldaker is a founding member and partner in the Washington, D.C. law firm of Oldaker Law Group, LLP, which was established in 1993. From 1987 to 1993, he was a partner in the Washington office of the law firm of Manatt, Phelps and Phillips. He was a partner at Epstein, Becker, and Green from 1982 to 1987 and is currently a partner of the National Health Advisors, a joint venture of Epstein, Becker, & Green and The Oldaker Group. He previously served as a director of Century National Bank until its acquisition by United Bank. Mr. Oldaker, is a partner in the consulting firm, The National Group, and a member of the board of directors for Neuralstem, Inc., a biopharmaceutical firm. He is a member of the D.C. Bar Association, the Bar Association for the Court of Appeals, D.C., and the Bar of the United States Supreme Court. The Company believes Mr. Oldaker's qualifications to serve as a director include his legal experience and his years of experience as a director of the Company and the Bank.
Jon M. Peterson. Jon M. Peterson has served as a director of the Bank and the Company since 2013. Mr. Peterson has worked in his family’s real estate development business, previously known as Hazel/Peterson Companies, since 1986. The Peterson Companies ("TPC") has been a regionally recognized leader in the community development industry, providing 24,000 residential lots, approximately 3 million square feet of retail and approximately over 3.5 million square feet of quality office space. TPC provides management services for its own portfolio of office buildings and retail centers. Mr. Peterson’s role as Senior Vice President of Commercial and Business Development has allowed him to develop close ties to the entire metropolitan real estate community. He has been involved on a day-to-day basis in all aspects of build-to-suit, purchase and acquisition, sale, leasing and financing of commercial properties as well as ground up development of approximately 2.25 million square feet of commercial office product in the Washington Metropolitan area. His strength and expertise include Class A office leasing and mixed use development from the acquisition of the land to stabilized cash flow. Mr. Peterson graduated from Middlebury College with a Bachelor of Arts in Sociology/Anthropology and English. The Company believes Mr. Peterson's qualifications to serve as a director include his many years of business and real estate experience.
Gail R. Steckler. Ms. Steckler has served as a director of the Bank since 2004 and as a director of the Company since 2009. Ms. Steckler is Board Treasurer of Infrastructure Management Group, Inc. ("IMG"), a global management consulting company, and served as CFO from 1996 until 2013. Before joining IMG, Inc. she was a Development Officer for Virginia Properties Associates, Inc., a real estate development firm. Prior to this, she was a Vice President at ASB Capital Management, an institutional investment advisory firm. She is currently serving as a Director for Adoptions Together, an agency involved in advocacy work and serving families in the Maryland and DC areas. She has served as the Vice Chair of the Board of Trustees of the National Presbyterian School, where for several years she chaired the Finance Committee and the Investment Committee. She is a member of the CFA Society of Washington, D.C., and The Board of Visitors of Children's National Health System. The Company believes Ms. Steckler's qualifications to serve as a director include her management experience and her years of experience as a director of the Company and the Bank.
Group III Nominee
Obiora ("Bo") Menkiti. Mr. Menkiti is the founder and CEO of the Menkiti Group, a real estate company dedicated to transforming lives and communities through real estate services. The Menkiti Group is focused on strengthening neighborhoods through the strategic development, managemnt, and disposition of real estate in urban markets. Mr. Menkiti also serves as CEO and is the founding partners of Keller Williams Capital Properties, a residential real estate brokerage managed by the Menkiti Group. Prior to forming the Menkiti Group and Keller Williams Capital Properties, Mr. Menkiti served as Chief Operating Officer of College Summit, a national non-profit organization dedicated to increasing the college enrollment of low-income students. In this capacity, Mr. Menkiti oversaw the organization's successful growth into a multi-state national organization. Mr. Menkiti served as the 2013 District of Columbia Association of Realtors and is a board member of City First Bank of DC and Dance Place. Mr. Menkiti also serves as a member of the Steering Committee of the Small Business Policy Project and on the board of DC Water, the District of Columbia Water and Sewer Authority. The Company believes Mr. Menkiti’s qualifications to serve as a director include his years of experience in real estate, business and his service on the board of another financial institution.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the Company’s Group I and Group III directors whose terms of office do not expire at the Meeting, and the executive officers of the Company who are not also directors:

Name	Age	Positions with the Company and the Bank
Directors:
Shaza L. Andersen	50	Group I Director and Chief Executive Officer of the Company; Director and Chief Executive Officer of the Bank
C. E. Andrews	65	Group I Director of the Company; Director of the Bank
Joseph S. Bracewell	70	Group III Director of the Company; Director of the Bank
Stephen M. Cumbie	69	Group I Director of the Company; Director of the Bank
Hon. John H. Dalton	75	Group III Director of the Company; Director of the Bank
Donald W. Fisher, Ph.D.	71	Group I Director of the Company; Director of the Bank
Larry D. Meyers	67	Group III Director of the Company; Director of the Bank
Madhu K. Mohan, M.D.	66	Group III Director of the Company; Director of the Bank
Kenneth Morrissette	73	Group I Director of the Company; Director of the Bank
Randall S. Peyton, M.D.	53	Group I Director of the Company; Director of the Bank
Hon. Joe R. Reeder	68	Group III Director of the Company; Director of the Bank
William G. Reilly	54	Group I Director of the Company; Director of the Bank
Gail R. Steckler	63	Group II Director of the Company; Director of the Bank
Gen. (Ret.) Johnnie E. Wilson	73	Group III Director of the Company; Director of the Bank
Executive officers who are not also directors of the Company:
George W. Connors, IV	57	President and Chief Credit Officer of the Bank; Director of the Bank
Richard D. Horn	54	General Counsel and Corporate Secretary of the Company; Director and General Counsel and Corporate Secretary of the Bank
Matthew R. Johnson	53	Executive Vice President and Chief Financial Officer of the Company and the Bank
Michael J. Rebibo	51	Executive Vice President of the Bank and President of WashingtonFirst Mortgage and 1st Portfolio Wealth Advisors
Group I Directors
Shaza L. Andersen. Ms. Andersen is the Chief Executive Officer of the Bank and the President and Chief Executive Officer of the Company. She has served as a director of the Bank since its inception in 2004 and as a director of the Company since its formation in 2009. Ms. Andersen is responsible for the overall strategic direction and growth of the Company and the Bank. Prior to starting the Bank in 2004, Ms. Andersen served as the Executive Vice President and Chief Operating Officer of Century National Bank until Century was acquired by United Bank. Ms. Andersen currently serves on the Board of Directors of Amalgamated Casualty Insurance, the Washington Redskins Leadership Council, the National Association of Women Business Owners Leadership Circle, the Executive Board of the Blitz for the Better Foundation, the Board of Directors of the Washington Tennis and Education Foundation, the George Mason University Dean's Advisory Council, the High Point President's Leadership Cabinet, the International Women's Forum of Washington, D.C., the Global Good Fund Advisory Board. She previously served on the Treasury Board of Virginia, the Board of Trustees for Youth For Tomorrow, Board of Directors of the Wolf Trap Foundation, the Executive Committee of the Board of Directors for Junior Achievement of Greater Washington, was a member of the Young Presidents’ Organization (YPO), and on the Board of Directors of the Federal Home Loan Bank of Atlanta where she was Vice Chair of the Corporate Governance Committee and a member of the Housing Committee. Ms. Andersen founded the WashingtonFirst Youth Foundation, a local not-for-profit organization dedicated to enriching the physical, social and mental well-being of children in the Washington, D.C. Metropolitan area. The Company believes Ms. Andersen's qualifications to serve as a director include her banking background and her years of experience as a director of the Company and the Bank.

Charles E. Andrews. Mr. Andrews has served as a director of the Bank and Company since 2012. He is the Chief Executive Officer of MorganFranklin Consulting. Prior to joining MorganFranklin, Mr. Andrews served as President and Chief Operating Officer of RSM McGladrey Inc., a subsidiary of H&R Block, Inc. He also served in various positions at SLM Corporation (Sallie Mae) including President, Chief Financial Officer & Executive Vice President, and Executive Vice President of Accounting, Corporate Finance and Risk Management. Prior to joining Sallie Mae, Mr. Andrews worked for Arthur Andersen for 28 years, including 18 years as a partner in the D.C. Metropolitan area. He currently serves on the Board of Directors and is a member of the Audit Committee of NVR, Inc., Marriott Vacations Worldwide Corp., and Washington Mutual Investors Fund. Previously he served as a Director of Six Flags, Inc. (including as Audit Committee Chair) and U-Store-It (renamed to CubeSmart) where he was also a member of the Audit Committee. Further, Mr. Andrews serves as Director of Junior Achievement, The Global Good Fund, Vemo Education, Inc., and the Greater Washington Board of Trade. Mr. Andrews, a Virginia Tech graduate, also serves as a member of the Advisory Board of the R.B. Pamplin College of Business at Virginia Tech. The Company believes Mr. Andrews' qualifications to serve as a director include his audit, accounting and financial background.
Stephen M. Cumbie. Mr. Cumbie has served as a director of the Bank and Company since 2016. Mr. Cumbie is the Chief Executive Officer and Principal of NVCommercial Incorporated, NVRetail, and Metro Management Services, commercial real estate investment, development, and service companies which projects exceed $1.0 billion in the Washington, D.C., Richmond, Virginia, and Denver, Colorado areas. NVCommercial and NVRetail projects include office, retail, hotel, and mixed-use properties. Metro Management Services provides asset management, property management, and development management services. Mr. Cumbie is also the President of NVCapital Advisors, which manages a $30+ million opportunistic real estate investment fund. Since the initial closing in November, 2011, the fund has made nine investments totaling over $33 million and successfully liquidated seven of the nine. From 2008 to 2011, Mr. Cumbie served as the Executive Director of the Center for Real Estate Development at the University of North Carolina's Kenan-Flagler Business School and as an adjunct professor. He co-taught the real estate development course in the MBA program. From 1977 to 1983, Mr. Cumbie co-founded all of the "NV" companies including NVR, a publicly traded home building company that operates through the Ryan Homes and NVHomes trade names (2015 revenues of $5.27 billion). Mr. Cumbie graduated Phi Beta Kappa from the University of North Carolina in 1970 and received a Master of Business Administration degree from UNC in 1973. He is the immediate past Board Chair and Board Member of INOVA Health System (2014 revenues of $2.69 billion). He also serves on the Board of Directors of George Mason University's Board of Visitors, UNC's Kenan-Flagler Business School Foundation, Tysons Partnership, AusculSciences, and the Unity School of Christianity. Mr. Cumbie previously served on the Board of Directors of NVR, Inc., NVR Savings Bank, Potomac Bank of Virginia, and the Fairfax County Chamber of Commerce. Both NVR Savings and Potomac Bank were sold for significant gains to Crestar and Sandy Spring respectively. He was the President of the Northern Virginia Chapter of NAIOP in 1991 and served as a member of the national NAIOP Board from 1999-2004. He was appointed to the Virginia Public Buildings Board by Governor Mark Warner, the Virginia Port Authority Board of Commissioners by Governor Tim Kaine, and the George Mason University Board of Visitors by Governor Terry McAuliffe.The Company believes Mr. Cumbie's qualifications to serve as a director include his years of experience in business, real estate and his prior service as a director of other financial institutions.

Donald W. Fisher, Ph.D. Dr. Fisher has served as a director of the Bank and the Company since 2012 when the Company acquired Alliance Bankshares Corporation. Previously, Dr. Fisher had served as a director of Alliance Bankshares Corporation since 2009 and Chairman of the Board of Alliance Bankshares Corporation since 2011. He has served as the President and Chief Executive Officer of the American Medical Group Association, or "AMGA," since October 1980. Dr. Fisher also serves as Chairman of the board of directors of AMGA's subsidiary Anceta, LLC. Dr. Fisher's other AMGA-related offices include Secretary/Treasurer of the American Medical Group Foundation, Treasurer of the American Medical Group Association Political Action Committee, President and Chief Executive Officer of the American Medical Group Corporation and Chairman of AMGA Consulting Services, LLC. Prior to joining the AMGA, Dr. Fisher served as the Executive Director of the American Academy of Physician Assistants in Alexandria, Virginia. Dr. Fisher serves on the boards of directors for the Disease Management Association of America, the Council of Accountable Physician Practices and the American International Health Alliance. In addition, Dr. Fisher serves on several advisory boards of health care related companies. Dr. Fisher earned a BS degree from Millsaps College, MS and Ph.D. degrees from the University of Mississippi School of Medicine, and completed the Group Practice Executive Manager's Institute at the Wharton School of Business. Dr. Fisher resides in Alexandria, Virginia. Through over 33 years of experience with AMGA, Dr. Fisher has developed extensive executive management knowledge and leadership skills that provide the board of directors with a unique perspective on corporate governance and corporate strategy. The Company believes Dr. Fisher's qualifications to serve as a director include his executive management experience.
Kenneth Morrissette. Mr. Morrissette has served as a director of the Bank and the Company since 2010. Mr. Morrissette has served as President and Chief Executive Officer for Interstate Service Group, Inc., and several of its sister companies, from their worldwide headquarters in Springfield, Virginia since 2010. At age 16, Mr. Morrissette began working for the family business, Ace Van & Storage Co., Inc., founded by his father, Arthur E. Morrissette, in 1943. During his career with the family business, Mr. Morrissette has been responsible for management of all of the legal, financial, IT and administrative areas of the worldwide logistics and relocation businesses. In addition, Mr. Morrissette, together with his two brothers own and manage an extensive office, industrial and retail shopping center real estate investment portfolio. Mr. Morrissette has served as officer and board member on various community and transportation industry associated boards, and currently serves on the board of The Salvation Army National Capital Region. The Company believes Mr. Morrissette's qualifications to serve as a director include his business experience and his years of experience as a director of the Company and the Bank.
Randall S. Peyton, M.D. Dr. Peyton has served as a director of the Bank since 2007 and as a director of the Company since its formation in 2009. Dr. Peyton has been practicing orthopedics in the Northern Virginia area since 1995, with a focus on the treatment of arthritis, sports injuries, and musculoskeletal problems of the hip, knee and shoulder. Dr. Peyton is President and CEO of Arthritis & Sports Orthopaedics & Physical Therapy, which he founded in January 1998. Dr. Peyton has distinguished himself in the field of orthopaedics and is considered both a leader and a pioneer in many respects. He completed his fellowship training in adult reconstruction and total joint replacement surgery at the prestigious Rothman Institute of the Thomas Jefferson University in Philadelphia, and has performed thousands of knee and hip replacements. Dr. Peyton assisted in the design of the Biomet Taperloc Total Hip System, and continues to teach other orthopaedic surgeons the anterior hip replacement approach across the US. In addition to his work at Arthritis & Sports, Dr. Peyton is a fellow in the American Academy of Orthopaedics Surgeons (AAOS) and belongs to several professional organizations including the American Association of Hip and Knee Surgeons (AAHKS) and the Arthroscopy Association of North America (AANA). The Company believes Dr. Peyton's qualifications to serve as a director include his years of experience as a director of the Company and the Bank.
William G. Reilly. Mr. Reilly has served as a director of the Bank since 2004 and as a director of the Company since its formation in 2009. Since 1993, Mr. Reilly has been the President of Champion Title, Fairfax, Virginia, a title insurance and real estate settlements company. From 1999 to 2001, he was Vice President in charge of sales for Network Access Solutions, Herndon, Virginia. From 1991 to 1999, Mr. Reilly was National Sales Manager, Government Systems Division, of Executone Information Systems, Oakton, Virginia. He is on the Board of the Melanoma Research Foundation, a member of the Northern Virginia Builders Industry Association, Trump National Country Club, and Our Lady of Hope Church. The Company believes Mr. Reilly's qualifications to serve as a director include his business experience and his years of experience as a director of the Company and the Bank.
Group III Directors

Joseph S. Bracewell. Mr. Bracewell is the Chairman of the Boards of Directors of the Bank and the Company, having served as a director of the Company since its formation and as a director of the Bank since 2004. During his over forty years in the banking business, Mr. Bracewell has participated in the organization and management of six start-up banks, including serving as Chairman/President/Chief Executive Officer of West University Bank, NA in Houston, which was established in 1976 and sold to Compass Bancshares, Inc. in 1998, and as Chairman/Chief Executive Officer of Century National Bank in Washington, D.C., which was established in 1982 and sold to United Bankshares, Inc. in 2001. Mr. Bracewell joined the law firm of McKee Nelson as a partner in 2002, became a partner of the law firm of Bingham McCutchen LLP as a result of the combination of Bingham and McKee Nelson in 2009, and retired from Bingham at the end of 2013. In 1980, Mr. Bracewell was appointed by President Jimmy Carter as President of the Solar Energy and Energy Conservation Bank. Mr. Bracewell is a former director and vice chairman of the Federal Home Loan Bank of Atlanta, and a former director of the Independent Bankers Association of America. Mr. Bracewell graduated from Harvard University with an AB cum laude in applied mathematics and holds an MBA from Stanford University, a JD summa cum laude from American University, and a Chartered Financial Analyst certificate. The Company believes Mr. Bracewell's qualifications to serve as a director include his banking experience and his years of experience as a director of the Company and the Bank.
Honorable John H. Dalton. Mr. Dalton has served as a director of the Bank since 2004 and as a director of the Company since its formation in 2009. Mr. Dalton has been President of the Housing Policy Council of the Financial Services Roundtable since January 2005. From September 2000 to December 2004 he served as President and Director of IPG Photonics, a fiber optics company. From 1993 to 1998, Mr. Dalton served as Secretary of the Navy. In 1997 he received the International Security Leadership Award from the National Security Caucus. Mr. Dalton serves as the Chairman of the National Advisory Board of Community Renewal International. He also serves on the corporate boards of Fresh Del Monte Produce, Inc., and BGC Partners, Inc. The Company believes Mr. Dalton's qualifications to serve as a director include his banking experience and his years of experience as a director of the Company and the Bank.

Larry D. Meyers. Mr. Meyers has served as a director of the Bank since 2004 and as a director of the Company since its formation in 2009. Mr. Meyers is the founder and President of Meyers & Associates, a government relations firm established in 1981. The twelve-member firm assists universities, cities, business and agricultural groups in understanding and affecting government policy. The firm is associated with Crosswind Communications, an Austin-based public relations firm with offices in New York, Miami, Chicago, and Los Angeles. He also serves as President of Agriculture Development International, Inc., an export and consulting firm providing commodities and technical assistance to developing countries. He is a Deacon and serves as Vice Chairman of the Foundation for the First Baptist Church of Alexandria, Virginia. He also serves as Sponsoring Organization Representative for the Boy Scouts of America and is a member of the Executive Advisory Board for the Office of International Affairs of Texas Tech University, and is a member of the Board of Trustees of the Texas State Aquarium. The Company believes Mr. Meyers' qualifications to serve as a director include his business experience and his years of experience as a director of the Company and the Bank.
Caren D. Merrick. Ms. Merrick has served as a director of the Bank and the Company since 2015. Ms. Merrick is the founder and CEO of Pocket Mentor, a mobile application and digital publishing company that provides leadership development and career advancement. Ms. Merrick has over 25 years of experience in marketing and management. Ms. Merrick’s prior positions include Co-Founder and Executive Vice President of webMethods, Inc. Currently, she serves on the boards of the Gladstone Companies (Nasdaq: GLAD, GAIN, GOOD, and LAND), leaders in private equity, debt financing, and real estate ownership with approximately $1.7 billion in investments. Ms. Merrick also serves as a director with the Metropolitan Washington Airports Authority (MWAA), which manages and operates Washington's Ronald Reagan National and Dulles International airports, serving over 40 million passengers a year, with revenue of $800 million. MWAA also manages the development of the $6 billion Dulles Corridor Silver Line Metrorail project. Additionally, Ms. Merrick is a founding investor in Venture Philanthropy Partners, a philanthropic investment organization that mentors nonprofit leaders in growing programs to improve the lives of children from low income families in the National Capital Region. The Company believes Ms. Merrick’s qualifications to serve as a director include her years of experience in finance and business.
Madhu K. Mohan, M.D. Dr. Mohan has served as a director of the Bank since the acquisition of First Liberty in 2006 and as a director of the Company since its formation in 2009. He was Chairman of the Board of First Liberty Bancorp, Inc. and First Liberty National Bank prior to its acquisition by the Bank. Dr. Mohan is a practicing endocrinologist and President of the Riverside Medical Group, a large multi-specialty group consisting of 30 health care providers. He is founder and Chairman of First Opinions, a software company in New Delhi, as well as Director of AJPL, a hydroelectric power project in Sikkim, India. He is also Chairman of two private equity funds with interests in healthcare companies in Southeast Asia and Europe. He is a founder and a trustee of MediCiti Institute of Medical Sciences, Hyderabad, India. Dr. Mohan has been involved in various community projects and multiple businesses in health care, technology, biotech and real estate. The Company believes Dr. Mohan's qualifications to serve as a director include his experience as a director of the Company and the Bank.
Honorable Joe R. Reeder. Mr. Reeder has served as a director of the Bank since 2004 and as a director of the Company since its formation in 2009. Mr. Reeder, Mid-Atlantic Region Managing Shareholder for Greenberg Traurig, LLP (1999-2008), also served as Chairman of the Board of the Panama Canal Commission and 14th Undersecretary of the U.S. Army (1993-1997). A member of a number of corporate boards (both domestic and international), Mr. Reeder also has served on a number of civic and charitable boards, including the National Board of Governors of the USO, the Armed Services YMCA, the National Defense Industry Association, where he chairs the corporate Ethics Committee, the Marshall Legacy Institute, the Army Air Force Mutual Aid Association, Our Military Kids, and the International Advisory Board of the Panama Canal Authority. The Chairman of Peace Research Endowment, he is a Trustee Emeritus of the Association of the U.S. Army, Mr. Reeder co-chaired Governor Warner's Base Realignment Commission and was named by Governors Warner and Kaine to the Virginia National Defense Industrial Authority, where he recently was re-elected as Chairman. The Company believes Mr. Reeder's qualifications to serve as a director include his legal experience and his years of experience as a director of the Company and the Bank.
General (Ret.) Johnnie E. Wilson. General Wilson has served as a director of the Bank since 2005 and as a director of the Company since its formation in 2009. General Wilson, retired 4-star, is currently Chief Executive Officer of JWIL, LLC. He previously served as the President and Chief Operating Officer of Dimensions International, Inc. from 1999 to 2007, and later as Vice President of Logistics at Honeywell Technology. General Wilson's distinguished career in the U.S. Army culminated in his position as Commanding General, U.S. Army Material Command. During his career, General Wilson was selected to command the Ordinance Center and School responsible for the training and professional development of soldiers, NCOs and officers every year. He also served as Deputy Chief of Staff for Logistics, Department of Army, where he was responsible for worldwide logistics. General Wilson currently serves with a number of civic and charitable organizations, including Mission Readiness, an organization formed to fight youth obesity, CAUSE, an organization formed to support United States wounded combat veterans, and the Career Communications Group's Stars & Stripes Committee, where General

Wilson serves as the National Chairman. The Company believes General Wilson's qualifications to serve as a director include his management experience and his years of experience as a director of the Company and the Bank.
Executive Officers of the Company
George W. Connors, IV. Mr. Connors is the President and Chief Credit Officer of the Bank and has served as a director of the Bank since 2004. He served as a director of the Company from its formation in 2009 until the 2016 Annual Shareholder Meeting. He has worked in commercial banking for 34 years, serving in executive management positions at Century National Bank and its successor, United Bank, between 1990 and 2004, when he joined the Bank. Mr. Connors is currently on the boards of directors of United Cerebral Palsy of Washington and Northern Virginia, the Center for Financial Training, The Falls Church Anglican and its subsidiary, 6565 Boulevard LLC, and the Anglican Relief and Development Fund. He currently serves on the faculty of the Center for Financial Training, as President for United Cerebral Palsy and Treasurer for both the Falls Church Anglican of Falls Church, Virginia and 6565 Boulevard LLC.
Richard D. Horn. Mr. Horn is the General Counsel and Corporate Secretary for both the Bank and the Company and has served as a director of the Bank since 2004. He served as director of the Company from its formation in 2009 until the 2017 Annual Shareholder Meeting. Prior to joining the Bank, Mr. Horn was a partner with the law firm of Bracewell LLP in Washington, D.C. serving in the firm's commercial litigation and dispute resolution practice. For more than 17 years, Mr. Horn represented clients before federal and state courts, administrative tribunals, and in state and federal agency proceedings in a broad array of business and commercial disputes. Mr. Horn is admitted to practice law in Maryland, Virginia and Washington, D.C.
Matthew R. Johnson. Mr. Johnson is an Executive Vice President and the Chief Financial Officer of the Bank and the Company. He has extensive financial institution planning and development as well as acquisition experience. Prior to WashingtonFirst, Mr. Johnson served as Senior Vice President and Chief Financial Officer for Capital Bank, NA in Rockville, MD and also held management positions with Olson Research Associates, Caledonian Venture Partners and Chesapeake Ventures. Mr. Johnson currently serves as a director of the Metropolitan Washington Orthodox Senior Housing Project (MWOSH), a non-profit organization focused on providing assisted living housing for seniors within the Greek Orthodox diocese of Washington, D.C.
Michael J. Rebibo. Mr. Rebibo is the President of WashingtonFirst Mortgage Corporation, a subsidiary of the Bank, and 1st Portfolio Wealth Advisors, a subsidiary of the Company (together, "1st Portfolio"). He founded 1st Portfolio in 2005 to focus on the unique investment needs of affluent business owners, executives, and families. Prior to founding 1st Portfolio, Mr. Rebibo was an organizing founder of Access National Corporation, a publicly traded bank holding company, and served as CEO of Access National Mortgage and Senior Vice President of Access National Bank. Prior to joining Access National, Mr. Rebibo served as President and CEO of Financial Security Corporation, a fee-only financial planning firm. Mr. Rebibo received his Certified Financial Planner designation in 1992 and is a former chairman of the Financial Planning Association of Washington. In 1989 he received an MBA in Finance from George Washington University and in 1988 he received his BA in Finance from James Madison University. Mr. Rebibo currently serves on the Investment Committee and Quality Board of INOVA Hospital. He has also served as a director of the Wolf Trap Foundation for the Arts and as a trustee for both the Shenandoah National Park Trust and the Pentagon Survivors Fund.
Each executive officer of the Company is elected by the Board and each executive officer of the Bank is elected by the board of directors of the Bank. Each executive officer holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
CORPORATE GOVERNANCE
Board Leadership Structure
The Company’s Chairman of the Board is Joseph S. Bracewell and its Chief Executive Officer is Shaza L. Andersen.
Although the Company’s Bylaws do not require that the office of Chairman and Chief Executive Officer be separate and the Board has no fixed policy with respect to combining or separating the roles of Chairman and Chief Executive Officer, the Board believes that its current leadership structure is appropriate at this time because the Chairman and Chief Executive Officer fulfill separate and distinct roles. The Chairman presides over meetings of the Board and acts as liaison between the independent directors and the Chief Executive Officer while the Chief Executive Officer is responsible for the day-to-day management of the Company. The Board believes that this leadership structure has proved to be effective under the Company’s current circumstances.

In addition, the independent directors of the Company have elected a Lead Independent Director, Gen. (Ret.) Johnnie E. Wilson, to be responsible for coordinating the activities of the independent directors, leading the Board's executive sessions, its self-assessment and recommendations for improvement, if any, and performing such other duties and responsibilities as the Board may determine.
Oversight of Risk Management
The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated certain areas of focus to its committees and has retained areas of focus for itself. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial and compliance risks. The Nominating and Corporate Governance Committee manages risks associated with management, including the independence of the Board and succession planning. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The Board as a whole regularly reviews information regarding the Company’s asset quality, securities portfolio, capital, liquidity and operations, as well as the risks associated with each. Throughout the year, senior management reports to the Board the risks that may be material to the Company. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach provides the Board with the proper foundation and oversight perspective with respect to management for the Company.
Meetings of the Board
The Board held a total of twelve (12) meetings during 2016 and took certain actions by unanimous written consent. All members of the Board of Directors of the Company attended at least 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by the standing committees on which he or she served.
Executive Sessions
The independent directors of the Company hold executive sessions from time to time at the conclusion of regular meetings of the Board without the Chief Executive Officer or any other member of management present. In 2016, the independent directors held three (3) executive sessions.
Committees of the Board
The Company’s Board has three standing committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which is described below.
Audit Committee. The primary purpose of the Audit Committee, which also serves as the audit committee of the Bank, is to provide independent and objective oversight with respect to the Company’s financial statements and reports and other financial information provided to shareholders and others; the Company’s internal controls; the independent registered public accounting firm’s qualifications and independence; the Company’s compliance with legal and regulatory requirements; and the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board concerning such matters, appoints the independent registered public accounting firm for the Company and the Bank, reviews the scope of work of the independent registered public accounting firm and its reports, and reviews the activities and actions of the Bank’s internal auditors. In addition, the Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company’s quarterly financial results and the quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.
The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee separately meets regularly with the Company’s Chief Financial Officer, General Counsel, independent registered public accounting firm and management. The Audit Committee chair regularly meets between formal Audit Committee meetings with the Company’s chief accounting officer and independent registered public accounting firm. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the independent registered public accounting firm, the status of material litigation, accounting changes that could affect the Company’s financial statements and proposed audit adjustments.

During 2016, the Audit Committee was comprised of Charles E. Andrews (Chairman), Juan A. Mencia, Larry D. Meyers, Joe R. Reeder, and Gen. (Ret.) Johnnie E. Wilson, each of whom the Board has determined to be an independent director of the Company as defined in the listing standards of the NASDAQ and in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Charles E. Andrews has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee operates pursuant to a written charter, which is available electronically in the corporate information section of the Investor Relations page of the Company’s website at www.wfbi.com. The Audit Committee held four (4) meetings during 2016.
Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board relating to the compensation of the Company’s Chairman of the Board, Chief Executive Officer, and other executive officers. The Compensation Committee also administers the Company’s incentive compensation and equity-based plans and makes recommendations to the Board as to option and stock grants for executive officers and directors of the Company pursuant to such plans. The Compensation Committee has delegated authority to the Company's Chief Executive Officer to issue stock options and other equity-based compensation to non-executive officers and other employees pursuant to the terms of such plans. The Chief Executive Officer may not approve an option grant in excess of 10,000 shares under the delegation of authority.
The Compensation Committee is responsible for risks relating to employment policies and the Company’s compensation and benefits systems. To assist it in satisfying these oversight responsibilities, the Compensation Committee meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made.
The Compensation Committee currently consists of Juan A. Mencia (Chairman), Mark C. Michael, and James P. Muldoon, each of whom the Board has determined to be an independent director as defined in the NASDAQ listing standards. The Compensation Committee operates pursuant to a written charter, which is available electronically in the corporate information section of the Investor Relations page of the Company’s website at www.wfbi.com. The Compensation Committee held one (1) meeting during 2016.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding the membership of the Board, including:

•	recommending to the Board the slate of director nominees for election at the annual meeting of shareholders;

•	considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board; including candidates that may be recommended by shareholders;

•	establishing criteria for selecting new directors; and

•	reviewing the backgrounds and qualifications of possible candidates for director positions.

In addition, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the function and needs of the Board, including:

•	reviewing and recommending policies applicable to the Board;

•	regularly reviewing issues and developments related to corporate governance and reassessing the corporate governance guidelines and recommending any proposed changes to the Board;

•	administering and overseeing compliance with the Company’s Code of Ethics;

•	reviewing the responsibilities and composition of key Board committees and making recommendations to the Board; and

•	soliciting input from the directors and, on an annual basis, conducting a review of the effectiveness of the operation of the Board and its committees.

The Nominating and Corporate Governance Committee is also responsible for oversight of risks relating to management and Board succession planning, the independence of the Board of Directors and potential conflicts of interest, shareholder responses to the Company’s business practices and employee and investor responses to the Company’s human resources practices. To satisfy these oversight responsibilities, the Nominating and Corporate Governance Committee receives regular reports from officers of the Company responsible for each of these risk areas on matters such as progress against succession planning programs and goals, trends in risk levels, the employee climate and risk management activities that could affect Company operations.

The Nominating and Corporate Governance Committee currently consists of William C. Oldaker (Chairman), Charles E. Andrews, John H. Dalton, Mark C. Michael, and Gen (Ret.) Johnnie E. Wilson, each of whom the Board has determined to be an independent director as defined in the NASDAQ listing standards. The Nominating and Corporate Governance Committee operates pursuant to a written charter, a copy of which is available electronically in the corporate information section of the Investor Relations page of the Company’s website at www.wfbi.com. The Nominating and Corporate Governance Committee held one (1) meeting in 2016.
Director Nominations Process
The Nominating and Corporate Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The Nominating and Corporate Governance Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the Board and meet the criteria for nominees considered by the committee. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “ - Procedures to be Followed by Shareholders.”
Criteria for Director Nominees
The Nominating and Corporate Governance Committee considers the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Nominating and Corporate Governance Committee deems relevant, including age, size of the Board and regulatory disclosure obligations. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.
The Nominating and Corporate Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Nominating and Corporate Governance Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the regulations of the SEC.
In addition, prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews an existing director’s Board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.
Process for Identifying and Evaluating Director Nominees
Pursuant to the Nominating and Corporate Governance Committee Charter as approved by the Board, the Nominating and Corporate Governance Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board. The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board is set forth below.
Identification. For purposes of identifying nominees for the Board, the Nominating and Corporate Governance Committee will rely on personal contacts of the members of the Board as well as their knowledge of members of the Bank’s local communities. The Nominating and Corporate Governance Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the section titled “ - Procedures to be Followed by Shareholders.” The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.
Evaluation. In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders
Any shareholder of the Company may recommend to the Nominating and Corporate Governance Committee one or more persons as a nominee for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company’s Bylaws. Currently, in order for a director nomination to be timely, a shareholder’s notice to the Company must be received at the Company’s offices not less than 120 days prior to the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. To submit a nomination of a director candidate, a shareholder must submit the following information in writing, addressed to the President of the Company c/o the Corporate Secretary of the Company at the Company’s main office:

•	the name and address of the shareholder who intends to make the nomination of the person(s) and of the person(s) to be nominated;

•
a representation that the shareholder is the owner of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

•
if applicable, a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder;

•
such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board, including, but not limited to, the amount and nature of his beneficial ownership of the Company’s securities, his principal occupation for the past five years and his age; and

•	the written consent of each nominee to serve as a director of the Company if so elected.

A nomination of any person not made in compliance with the foregoing procedures shall not be eligible to be voted upon by the shareholders at the meeting.
If the Nominating and Corporate Governance Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company’s outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Nominating and Corporate Governance Committee chose to nominate the candidate, as well as certain other information.
Shareholder Communications with Directors
The Board will give appropriate attention to written communications received from shareholders, and will respond if and as appropriate. Shareholders or other interested parties can contact any director or committee of the Board by writing to them in care of WashingtonFirst Bankshares, Inc., 11921 Freedom Drive, Suite 250, Reston, Virginia 20190, Attention: Richard D. Horn, General Counsel and Corporate Secretary. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Nominating and Corporate Governance Committee.
Director Attendance at Annual Meeting
The Board encourages directors to attend the annual meeting of shareholders. Twenty-one (21) members of the Company’s Board attended the Company’s 2016 annual meeting of shareholders held on April 27, 2016.
Code of Ethics
The Company’s Board has adopted a Code of Ethics that applies to all directors, officers and employees, including the Company’s Chairman of the Board and Chief Executive Officer and senior financial officers. The Code of Ethics is available electronically in the corporate information section of the Investor Relations page of the Company’s website at www.wfbi.com. The Company intends to disclose any amendment to or waiver of the Code on its website.

Director Independence
During the Board’s review of director independence in 2016, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
As a result of this review, the Board affirmatively determined that the following directors are independent directors under the NASDAQ listing standards: Charles E. Andrews, Josephine S. Cooper, Stephen M. Cumbie, Hon. John H. Dalton, Donald W. Fisher, Ph.D, Juan A. Mencia, Caren D. Merrick, Larry D. Meyers, Mark C. Michael, Madhu K. Mohan, M.D., Kenneth Morrissette, James P. Muldoon, William C. Oldaker, Jon M. Peterson, Randall S. Peyton, M.D., Hon. Joe R. Reeder, William G. Reilly, Gail R. Steckler, and Gen. (Ret.) Johnnie E. Wilson.

DIRECTOR COMPENSATION
All of the Company’s directors also serve as directors of the Bank. The Bank board meetings are held concurrently with the Company’s Board meetings. Directors who also serve as directors of the Bank are not separately compensated for their service on the Bank board. Directors are expected to attend the regular monthly meetings of the board of directors of the Bank as well as the regular meetings of the Board.
During 2016, the Nominating and Corporate Governance Committee was responsible for the compensation policies and practices relating to the compensation of the Company’s and the Bank’s directors.  During 2016, directors of the Company received an annual retainer of $13,860 plus a fee of $500 for personal attendance at each (i) special meeting of the Board, (ii) standing committee of the Company, or (iii) committee of the Bank. For attendance at each such meetings by telephone, directors received a fee of $250. In 2016, the Chairman of the Audit Committee received an annual retainer of $23,100; the Chairmen of the Executive Loan, Compensation, and Nominating and Corporate Governance Committees each received an annual retainer of $19,635; and the Chairmen of the Marketing, Facilities and IT Committees each received an annual retainer of $16,170. These retainers are paid in consideration of the work load experienced by the committee Chairmen.

In 2016, Shaza L. Andersen, Joseph S. Bracewell, and Richard D. Horn, who served as directors of the Company and the Bank, were employed by the Company and/or the Bank and did not receive a fee for their service as a director or for attending any meetings of committees on which they serve.
The following table contains information concerning the compensation of the non-employee directors of the Company for the fiscal year ended December 31, 2016.
Director Compensation for the Fiscal Year Ended December 31, 2016

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Total
Charles E. Andrews	$25,150	$—	$25,150
Josephine S. Cooper	15,210	—	15,210
Stephen M. Cumbie	18,110	—	18,110
Hon. John H. Dalton	15,410	—	15,410
Donald W. Fisher, Ph.D.	15,660	—	15,660
John J. Mahoney(2)	4,400		4,400
Juan A. Mencia	30,735	—	30,735
Caren D. Merrick	17,320	—	17,320
Larry D. Meyers	16,760	—	16,760
Mark C. Michael	18,670	—	18,670
Madhu K. Mohan, MD	14,110	—	14,110
Ken Morrissette	26,020	—	26,020
James P. Muldoon	37,935	—	37,935
William C. Oldaker	27,885	—	27,885
Jon M. Peterson	19,060	—	19,060
Randall S. Peyton, MD	15,260	—	15,260
Hon. Joe R. Reeder	14,810	—	14,810
William G. Reilly	21,960	—	21,960
Gail R. Steckler	25,610	—	25,610
Gen. (Ret.) Johnnie E. Wilson	16,060	—	16,060

(1)	For the year ended December 31, 2016, none of the above directors received compensation in the form of perquisites or other personal benefits.

(2)	Mr. Mahoney's term on the Board of Directors terminated at the 2016 Annual Meeting of Shareholders.

EXECUTIVE COMPENSATION AND OTHER MATTERS
During 2016, the Compensation Committee was responsible for the compensation policies and practices relating to the compensation of the Company’s and the Bank’s executive officers. The Compensation Committee and the Board have reviewed the compensation policies and practices for the Company’s officers and employees and concluded that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company or the Bank. The Compensation Committee has reviewed and considered the results of the Company's most recent Say-on-Pay vote in evaluating and making its recommendations to the Board regarding executive compensation. At the Company's 2016 Annual Meeting of Shareholders, approximately 91% of the votes cast in the Say-on-Pay vote were "FOR" approval of the Company's executive compensation. Additionally, taking into account the results of the most recent shareholder advisory vote on frequency of Say-on-Pay votes, the Compensation Committee has recommended to the Board that the Company conduct Say-on-Pay votes annually.
Compensation Consultant
The Compensation Committee has authority over the selection, use, and retention of any compensation consultant or any other experts engaged by the Committee in discharging its responsibilities. During 2016, the Compensation Committee engaged an independent compensation consultant, ChaseCompGroup (the "Consultant"). In September 2016, the Consultant was acquired by and became a division of Arthur J Gallagher. The Consultant assisted the Committee with its assessment of executive compensation benchmarking, board compensation reviews, and incentive plan design, and reports directly to the Compensation Committee. The Consultant and its parent company provide no other remunerated services to the Company or any of its affiliates and the Consultant and its parent company had no other relationship with the Company or its management. In accordance with NASDAQ and SEC rules, the Compensation Committee assessed the independence of the Consultant and its parent company and concluded that no conflicts of interest exist that would prevent the Consultant from providing independent and objective advice to the Committee.
Summary Compensation Table
The following table provides certain summary information concerning compensation paid, earned or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and the other two most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (the “named executive officers”) for the last two fiscal years ended December 31, 2016:
Summary Compensation Table for the Last Two Fiscal Years Ended December 31, 2016

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings	All Other Compen-sation(5)	Total
Shaza L. Andersen President and Chief Executive Officer (6)	2016	$561,330	69,217(7)	$—	$164,984	$330,783	$69,589	$60,437	$1,256,340
	2015	519,750	50,000(8)	—	156,786	292,577	63,253	44,138	1,126,504
Joseph S. Bracewell Executive Chairman of the Board (9)	2016	364,865	44,991(7)	—	82,497	215,009	80,144	34,124	821,630
	2015	259,875	25,000(8)	—	78,397	146,289	72,896	31,934	614,391
George W. Connors, IV President and Chief Lending Officer of WashingtonFirst Bank (10)	2016	343,917	—	—	39,553	138,465	74,072	37,501	633,508
	2015	324,450	10,000(8)	—	37,587	142,370	67,293	35,082	616,782
__________________

(1)	The amounts in this column represent the bonus amounts earned, and therefore, accrued by the Company for services provided in the year indicated regardless of when such bonuses are actually paid.

(2)
The amounts in this column represent the aggregate grant date fair value of restricted stock awarded pursuant to the Company’s 2010 Equity Compensation Plan for the applicable year, which were computed in accordance with ASC Topic 718. Please see Note 16 to our Financial Statements in our Annual Report on Form 10-K for fiscal year 2016 for a discussion of the assumptions made in the valuation under FASB ASC Topic 718.

(3)
The amounts in this column represent the aggregate grant date fair value of options awarded pursuant to the Company's 2010 Equity Compensation Plan for the applicable year, which were computed in accordance with ASC Topic 18. Please see Note 16 to our Financial Statements in our Annual Report on Form 10-K for fiscal year 2016 for a discussion of the assumptions made in the valuation under FASB ASC Topic 718.

(4)	Reflects amounts awarded under the Company’s Annual Incentive Plan. Amounts shown are based on performance in the year indicated and are paid in the following year.

(5)
Other compensation includes car allowance, 401(k) matching, paid health benefits, paid life insurance premiums, paid long-term disability insurance premiums, paid AD&D insurance premiums, and LifeLock enrollment fees.

(6)
Ms. Andersen is Chief Executive Officer of both the Company and the Bank. Ms. Andersen is compensated for her service as Chief Executive Officer of the Bank and is not additionally compensated for her service as Chief Executive Officer of the Company.

(7)	This amount reflects a bonus awarded by the Compensation Committee based on achievement of strategic objectives.

(8)	This amount reflects a one-time discretionary bonus for services provided during the year indicated and paid in the following year.

(9)
Mr. Bracewell is Executive Chairman of the Board of both the Company and the Bank. Mr. Bracewell is compensated for his service as Executive Chairman of the Board of the Company and not additionally compensated for his service as Executive Chairman of the Board of the Bank.

(10)
Mr. Connors is not separately employed as an officer of the Company. However, Mr. Connors has been identified as a named executive officer because of his position at the Company's largest subsidiary, the Bank.

The Company seeks to closely align the interests of its named executive officers with the interests of its shareholders. The Company’s compensation programs are designed to reward the named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Outstanding Equity Awards
The following table contains information concerning the unexercised options and stock awards for each named executive officer as of December 31, 2016:

Outstanding Equity Awards as of December 31, 2016
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested (2)
	Exercisable	Unexercisable
Shaza L. Andersen	8,679	—		11.5194	1/31/2018	6,055	175,534
	15,627	—		11.5186	1/31/2018
	—	10,288	(3)	9.9778	6/18/2022
	—	105,184	(3)	9.9773	6/18/2022
	9,924	6,614		10.0317	5/1/2023
	3,504	14,015		15.1619	3/9/2025
	—	17,519		20.0000	2/24/2026
Joseph S. Bracewell	3,038	—		8.2689	12/11/2019	2,566	74,388
	4,962	3,307		10.0317	5/1/2023
	3,038	—		10.2847	7/22/2018
	5,310	—		13.1658	5/10/2017
	1,753	7,007		15.1619	3/9/2025
	—	8,760		20.0000	2/24/2026
George W. Connors, IV	8,679	—		11.5194	1/31/2018	1,923	55,747
	9,550	—		11.5197	1/31/2018
	—	32,253	(3)	9.9773	6/18/2022
	—	10,288	(3)	9.9778	6/18/2022
	4,962	3,307		10.0317	5/1/2023
	840	3,360		15.1619	3/9/2025
	—	4,200		20.0000	2/24/2026

(1)
The restrictions on the shares granted to the named executive officers lapse annually in five equal installments commencing on the date of the award, with the exception of the shares granted to Ms. Andersen in 2011, the restrictions on which lapse annually in four equal installments commencing on the date of award.

(2)
Calculated by multiplying the closing price of the Common Stock on the NASDAQ on December 30, 2016 of $28.99 per share by the number of unvested shares of restricted stock held by such named executive officer.

(3)
In June 2012, the Board approved the exchange of certain outstanding options held by the named executive officer. In the exchange, the named executive officer surrendered certain fully vested options which were due to expire in December 2015 with an exercise price of $10.45, and received a similar number of options that will vest in full after five years from the date of issuance. The current exercise price of the options, based on the fair market value of the Company's Common Stock on the date of the exchange and adjusted for the 2013, 2014, and 2016 stock dividends is $9.977.

Potential Payments Upon Termination or Change in Control
Securing the continued service of key executives is essential to the continued success of the Company and the Bank’s growth and operations. Employment agreements and executive continuity agreements, which help retain key executives during a change of control, assist the Company by providing security to key executives of the Bank.
Shaza L. Andersen
Ms. Andersen has an employment agreement with the Bank with an initial term that expired December 31, 2015. The initial term was automatically extended for an additional three-year period beginning on January 1, 2016 and will automatically extend for additional three-year periods thereafter, unless terminated in accordance with its terms. The employment agreement provides for a minimum annual base salary, subject to annual review and upward adjustment at the discretion of the Compensation Committee, eligibility for bonuses, reimbursement of certain business expenses, participation in certain employee benefit plans and perquisites made available to senior executives and/or key management employees of the Bank.
In the event Ms. Andersen is no longer employed by a successor or assign of the Bank after a change of control (as defined in the employment agreement), Ms. Andersen will be entitled to receive a severance payment in a lump sum equal to three times her annual salary then in effect and a gross-up payment equal to any additional tax liability under Section 280G of the Internal Revenue Code, of 1986, as amended (the “Code”). In addition, in the event of a change of control that would render valueless any stock options, all such outstanding options will become fully vested.
If the employment agreement is not renewed or the employment agreement is terminated for any reason other than death, disability or by the Bank for cause (as defined in the employment agreement), Ms. Andersen will receive (a) all accrued and unpaid annual base salary, bonuses, vacation, and other amounts earned or otherwise due through the termination date, (b) continued group medical and other health plans for her and her immediate family for a period of one (1) year, (c) accelerated vesting of all unvested stock options and (d) a severance payment equal to (i) her annual base salary then in effect if the employment agreement is not renewed or (ii) two times her annual base salary then in effect if the employment agreement is terminated by the Bank without cause or by Ms. Andersen for cause.
If the employment agreement is terminated by the Bank for cause or by Ms. Andersen without cause, Ms. Andersen will receive all accrued and unpaid annual base salary, vacation, bonuses and other amounts earned or otherwise due through the termination date. Ms. Andersen will not be entitled to any bonuses for the year in which such termination occurs.
If the employment agreement is terminated as a result of Ms. Andersen’s death, her personal representative is entitled to receive all accrued and unpaid annual base salary, vacation, bonuses and other amounts earned or otherwise due through the termination date and the Bank will maintain, at its own expense, for a period of one (1) year after the termination, the group medical and other health plans in which Ms. Andersen and her immediate family were participating on the date of termination.
Ms. Andersen’s employment agreement also contains noncompetition restrictions pursuant to which she has agreed not to engage in a competing business (as defined in the employment agreement) in the greater Washington, D.C. Metropolitan Area or any other city or county outside of the greater Washington, D.C. Metropolitan Area where the Bank has an office on the date of Ms. Andersen’s termination of employment with the Bank. The noncompetition obligation extends for a period of twelve months after the termination date.
George W. Connors, IV; Matthew R. Johnson; Richard D. Horn
George W. Connors, IV, President and Chief Credit Officer of the Bank, Matthew R. Johnson, Executive Vice President and Chief Financial Officer of the Company and the Bank, and Richard D. Horn, General Counsel and Corporate Secretary of the Company and the Bank, each have a severance payment agreement with the Bank with an initial term that expired December 22, 2015. The initial terms were automatically extended for an additional one-year period beginning on December 23, 2016 and will automatically extend for additional one-year periods thereafter, unless terminated in accordance with their terms.
Upon a covered termination (as defined in the severance payment agreement), each officer is entitled to receive (1) all accrued and unpaid salary, bonuses, vacation and other amounts earned or otherwise due through the termination date, (2) a lump sum payment equal to two years’ salary, and (3) contributions toward continued health insurance until twelve months pass, COBRA continuation coverage expires or the officer is eligible for comparable insurance as a result of new employment or self-employment, whichever occurs first. In addition, all outstanding equity awards will immediately vest upon a covered termination or if, in the event of a change of control (as defined in the severance payment agreement), the acquiring, surviving or successor entity does not assume, continue or substitute the officer’s unvested outstanding equity awards, whether or not the officer’s employment is terminated as a result of the change of control.
A covered termination occurs if, after a change of control, such officer’s employment with WashingtonFirst Bank is terminated (a) by the Bank, other than for cause, disability (each as defined in the severance payment agreement) or death, on or within three years after the change of control, (b) by the officer for good reason (as defined in the severance payment agreement) within three years after the change of control, or (c) by the officer, for any reason other than death or disability, during the period beginning ninety days after the change of control and ending three years after the change of control. The payments to be made under the severance payment agreements are subject to a limitation that the total amount of all payments to the officer that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) shall be reduced so that no portion of such payments to the executive would be subject to the excise tax imposed by Section 4999 of the Code. The severance payment agreements do not contain post-employment noncompetition restrictions.
Michael M. Amin; Loren C. Geisler
The Bank has entered into severance payment agreements with Michael M. Amin, Senior Vice President, Operations/Information Technology and Retail Banking and Loren C. Geisler, Executive Vice President, Maryland Region, with the same terms described above, except that Mr. Amin’s agreement provides for a lump sum payment equal to one and one-half years' salary and Mr. Geisler's agreement provides for a lump sum payment equal to one year's salary.
Michael J. Rebibo
Michael J. Rebibo, Executive Vice President, has an employment agreement with the Bank with an initial term that commenced on August 1, 2015. The term of the agreement is three years unless sooner terminated under the provisions of the agreement. Mr. Rebibo has the option, with the consent of the Bank, to renew the agreement for an additional two years. The employment agreement provides a base salary, eligibility for bonuses, reimbursement of business expenses, participation in certain employee benefit plans and perquisites which the Bank makes available to its senior executives and/or key management employees of the Bank.

If, during the term of the employment agreement, the Bank terminates Mr. Rebibo’s employment without Cause, as defined in the agreement, other than for Disability, as defined in the agreement, or if Mr. Rebibo resigns during the term for Good Reason, as defined in the agreement, he is entitled to receive a monthly payment equal to one-twelfth of his Base salary each month for the remainder of the initial 3-year term of the agreement, or if such termination or resignation occurs during the 2-year renewal term, the remainder of such renewal term.

If, during the initial 3-year term of the agreement, Mr. Rebibo’s employment is terminated without Cause, other than for Disability, following a Change of Control, as defined in the agreement, then he is entitled to receive a monthly payment equal to one-twelfth of his Base salary each month for the remainder of the initial 3-year term of the agreement, and for an additional twenty-four months following the initial term.

Mr. Rebibo’s employment agreement also contains non-competition and non-solicitation restrictions pursuant to which he has agreed (i) not to engage in a Competitive Business within the Designated Area, as both terms are defined in the employment agreement, and (ii) not to solicit or encourage employees or customers of the Bank to terminate their employment or affiliation with the Bank. The duration of these non-competition and non-solicitation restrictions depend on the circumstances and timing of the termination of Mr. Rebibo’s employment: (a) if his employment terminates for any reason during the initial 3-year term of the agreement, he remains subject to the non-competition and non-solicitation restrictions for a period of twenty-four months following the later of the termination of his employment or the date of a court order enforcing this provision of the agreement; (b) if his employment terminates for any reason during the 2-year renewal term of the agreement, he remains subject to the non-compete restrictions for twelve (12) months and the non-solicitation restrictions for twenty-four (24) months following the later of the termination of his employment or the date of a court order enforcing this provision of the agreement; (c) if his employment terminates for any reason during the initial 3-year term of the agreement following a Change in Control, he remains subject to the non-competition and non-solicitation restrictions for a period of twenty-four months following the later of the termination of his employment or the date of a court order enforcing this provision of the agreement; and (d) if his employment terminates for any reason during the 2-year renewal term of the agreement following a Change in Control, he remains subject to the non-competition and non-solicitation restrictions for a period of six months following the later of the termination of his employment or the date of a court order enforcing this provision of the agreement.

The payments to be made to Mr. Rebibo under his employment agreement are subject to a limitation that the total amount of all payments to him that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code shall be reduced so that no portion of such payment would be subject to the excise tax imposed by Section 4999 of the Code.

Supplemental Retirement Agreements
On April 23, 2014, the Bank executed WashingtonFirst Bank Supplemental Executive Retirement Agreements (“SERP Agreements”) with the following executive officers: (i) Shaza L. Andersen, Chief Executive Officer; (ii) George W. Connors, President and Chief Credit Officer; (iii) Matthew R. Johnson, Chief Financial Officer; and (iv) Richard D. Horn, General Counsel and Corporate Secretary (each, an “Executive”, and together, the “Executives”), all of which are deemed effective April 1, 2014 (the “Effective Date”). The SERP Agreements are intended to provide benefits to the Executives upon retirement, death, disability, voluntary or involuntary separation from service (other than for “cause”), subject to the requirements of Section 409A of the Internal Revenue Code. Pursuant to the SERP Agreements, upon an Executive’s retirement from the Bank after the age of 65, the Bank shall be obligated to pay to the Executive the full retirement benefit, determined as a percentage of the Executive’s final base salary at the time of separation from service, in monthly installments for a period of fifteen (15) years. If an Executive resigns prior to reaching age 65, he or she is entitled to receive a lump sum payment representing the discounted value of the amount that should have been accrued by WashingtonFirst to the date of resignation under generally accepted accounting principles for the payment of the retirement benefit (the “Accrued SERP Benefit”) multiplied by a fraction ranging from 0% to 100%, depending on the Executive’s years of service following the Effective Date. If an Executive’s employment is terminated involuntarily (other than for cause) more than five (5) years after the Effective Date he or she shall be entitled to receive 100% of the Accrued SERP Benefit.
In the event of Executive’s death before retirement, the Accrued SERP Benefit will be paid to the Executive’s beneficiary in a lump sum. If death occurs after retirement, SERP Benefit payments will continue to be made to the Executive’s beneficiary. If the Executive is terminated following a Change in Control (as defined in the SERP Agreements), the full retirement benefit vests immediately and becomes payable, at the Executive’s election (irrevocably made at the time of execution of the SERP Agreement) in a lump sum or in monthly installments commencing at age 65. No Executive will be entitled to receive any retirement benefits under the SERP Agreements in the event of termination for cause.
On October 16, 2014, the Bank executed a SERP Agreement with Joseph S. Bracewell, Chairman of the Board, which is deemed effective October 1, 2014, with the same terms described above except that the retirement age is 75 and the Bank is obligated to pay retirement benefits in monthly installments for a period of ten (10) years.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.
In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board has determined that each Audit Committee member is independent in accordance with the listing standards of the NASDAQ and in Section 10A of the Exchange Act and that Charles E. Andrews has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.
The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company’s independent registered public accounting firm, BDO USA, LLP, which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2016, 2015, and 2014 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.
The Audit Committee met regularly with BDO USA, LLP, with and without management present, to discuss the results of their audits, management’s assessment of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting contained the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC, as well as BDO USA, LLP’s Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K related to its audits of the Company’s consolidated financial statements.
The Audit Committee discussed with BDO USA, LLP the matters that are required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol.1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP its independence. The Audit Committee has concluded that BDO USA, LLP did not provide any prohibited non-audit services to the Company and its affiliate, which is compatible with maintaining BDO USA, LLP’s independence.
Based on the above-mentioned review and discussions with management and BDO USA, LLP, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC. The Audit Committee also recommended the reappointment of BDO USA, LLP and the Board concurred in such recommendation.

The Audit Committee
Charles E. Andrews (Chairman)
Juan A. Mencia
Joe R. Reeder
Gen. (Ret.) Johnnie E. Wilson

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table sets forth the fees billed to the Company for the two fiscal years ending December 31, 2016 and 2015 by BDO USA, LLP:

	For the Year Ended December 31,
	2016	2015
Audit fees (1)	$276,808	$302,480
Audit-related fees	7,250	96,450
All other fees	37,876	25,074
_______________

(1)
Includes fees billed for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements and assistance with securities filings other than periodic reports.

For the Company’s fiscal year 2016, the Audit Committee considered, on a case-by-case basis, and approved, if appropriate, all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. Pre-approval of such services is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approval has been delegated by the Audit Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board or the Audit Committee reviews all related party transactions for potential conflicts of interest. Any related party transaction must be reported and may be consummated or may continue only if the Board or the Audit Committee approves or ratifies such transaction.
Many of the directors and executive officers of the Company and the Bank and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. During 2016, the Bank made loans in the ordinary course of business to many of the directors and executive officers of the Company and the Bank and their employees, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectability or present other unfavorable features. Loans to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company satisfy the foregoing standards. As of December 31, 2016, the outstanding balance of all of such loans aggregated $23.5 million, which was approximately 10.29% of the Company’s Tier 1 capital at such date. The Company expects the Bank to have such transactions on a similar basis with the directors and executive officers of the Company and the Bank and certain significant shareholders of the Company and their employees in the future.
With respect to banking transactions other than loans, since inception the Bank has had transactions in the ordinary course of business with many of its directors, executive officers, principal shareholders and other affiliates. However, transactions with such persons were on substantially the same terms as those that could be obtained from unaffiliated third parties and those prevailing for comparable transactions with others.
The Board is not aware of any family relationship between any executive officer or director, nor is the Board aware of any involvement in legal proceedings that are material to an evaluation of the ability or integrity or any executive officer or director.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 2, 2017 by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock, and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(2)
Principal Shareholders
Endicott Opportunity Partners III, L.P. (3)	1,199,032	9.90%
T. Rowe Price Group Inc.	889,850	7.35%
Wellington Capital Management LLC	615,372	5.08%
Directors and Named Executive Officers
Shaza L. Andersen (4)	160,478	1.32%
Charles E. Andrews (5)	6,695	*
Joseph S. Bracewell (6)	395,261	3.26%
George W. Connors, IV (7)	84,827	*
Josephine S. Cooper (8)	35,596	*
Stephen M. Cumbie	48,434	*
Hon. John H. Dalton (9)	91,846	*
Donald W. Fisher, Ph.D.	6,689	*
Richard D. Horn (10)	84,424	*
Matthew R. Johnson (11)	72,074	*
Juan A. Mencia (12)	117,558	*
Caren D. Merrick(13)	5,888	*
Larry D. Meyers (14)	51,146	*
Mark C. Michael (15)	118,681	*
Madhu K. Mohan, MD (16)	305,184	2.52%
Ken Morrissette (17)	116,168	*
James P. Muldoon (18)	163,923	1.35%
William C. Oldaker (19)	182,070	1.50%
Jon M. Peterson	19,884	*
Randall S. Peyton, MD (20)	31,268	*
Michael J. Rebibo(21)	191,848	1.58%
Hon. Joe R. Reeder	68,163	*
William G. Reilly (22)	77,332	*
Gail R. Steckler (23)	51,873	*
Gen. (Ret.) Johnnie E. Wilson (24)	36,390	*
Directors, Nominees, and Named Executive Officers as a Group (25 persons)	2,523,700	20.70%

____________________
*    Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o WashingtonFirst Bankshares, Inc., 11921 Freedom Drive, Suite 250, Reston, Virginia 20190. The table includes any shares purchasable upon the exercise of stock options and warrants for the purchase of Common Stock exercisable within 60 days.

(2)
The percentage beneficially owned was calculated based on 12,105,555 shares of voting Common Stock issued and outstanding as of March 2, 2017. The percentage assumes the exercise by the shareholder or group named in each row of all stock options and warrants for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(3)	Excludes 102,617 shares of Non-Voting Common Stock, Series A.

(4)
Includes 77,988 shares owned jointly with Marc Andersen, Ms. Andersen’s husband, 120 shares owned by Kaitlin Andersen, Ms. Andersen’s daughter, 120 shares owned by Daniel Andersen, Ms. Andersen’s son, and 48,043 shares issuable upon exercise of options that are exercisable within 60 days.

(5)	Includes 1,575 shares owned jointly with Jean Andrews, Mr. Andrews' wife.

(6)
Includes 31,426 shares owned by the Donley Family Trust for which Mr. Bracewell's wife, Peggy Bracewell, serves as Trustee, 4,058 shares owned by the JSB Irrevocable Trust for which Mr. Bracewell's wife, Peggy Bracewell, serves as Trustee, 25,000 shares owned by the Peggy D. Bracewell Revocable Trust for which Mr. Bracewell's wife, Peggy Bracewell, serves as Trustee, and 14,836 shares issuable upon exercise of options that are exercisable within 60 days.

(7)	Includes 27,361 shares issuable upon exercise of options that are exercisable within 60 days.

(8)	Includes 29,678 shares owned by the Josephine S. Cooper Living Trust, for which Ms. Cooper serves as Trustee, and 5,224 shares issuable upon exercise of options that are exercisable within 60 days.

(9)
Includes 61,590 shares owned by the John H. Dalton Family Trust dtd 12/20/2012 for which Mr. Dalton serves as Trustee, and 5,347 shares issuable upon exercise of options that are exercisable within 60 days.

(10)
Includes 43,096 shares owned jointly with Robin Horn, Mr. Horn’s wife, 1,050 shares owned by Griffin Horn, Mr. Horn's son, 1,050 shares owned by Tess Horn, Mr. Horn's daughter, and 18,645 shares issuable upon exercise of options that are exercisable within 60 days.

(11)	Includes 48,789 shares owned jointly with Themis Johnson, Mr. Johnson’s wife, and 21,283 shares issuable upon exercise of options that are exercisable within 60 days.

(12)	Includes 37,469 shares owned jointly with Lauren E. Mencia, Mr. Mencia’s wife, and 5,103 shares issuable upon exercise of options that are exercisable within 60 days.

(13)	Includes 5,580 shares owned jointly with Phillip Merrick, Ms. Merrick's husband.

(14)
Includes 9,095 shares owned jointly with Kris Meyers, Mr. Meyers’ wife, 36,827 shares owned by the Meyers and Associates Profit Sharing Plan, and 5,224 shares issuable upon exercise of options that are exercisable within 60 days

(15)	Includes 2,084 shares owned by Occasions Caterers Inc., for which Mr. Michael serves as President.

(16)
Includes 29,993 shares held by Mangal Katikineni, IRA, Dr. Mohan’s wife, 5,660 shares owned by Nisha Katikineni Trust, 11,019 shares owned by Sheela Katikineni Trust, 213,244 shares owned by the MMK Family Trust for which Dr. Mohan serves as Trustee, and 5,224 shares issuable upon exercise of options that are exercisable within 60 days.

(17)	Includes 102,102 shares owned by Interstate Group Holdings, Inc., for which Mr. Morrissette serves as a director and Vice President.

(18)
Includes 10,029 shares owned by METCOR Ltd., an information technology consulting and training company owned by Mr. Muldoon, 75,159 shares owned by METCOR Profit Sharing Plan, 3,158 shares owned by Linda Kessler, Mr. Muldoon’s wife, and 2,430 shares issuable upon exercise of options that are exercisable within 60 days.

(19)	Includes 28,163 shares owned by Judith Thedford IRA, Mr. Oldaker’s wife, and 5,917 shares issuable upon exercise of options that are exercisable within 60 days.

(20)
Includes 9,787 shares jointly owned with Pamela Peyton, Dr. Peyton’s wife, 54 shares owned by Carilynn Peyton, Dr. Peyton’s daughter, 54 shares owned by Frances Peyton, Dr. Peyton’s daughter, and 2,430 shares issuable upon exercise of options that are exercisable within 60 days.

(21)
Includes 128,940 shares jointly owned with Cynthia Rebibo, Mr. Rebibo's wife; 14,888 shares owned by Cynthia Rebibo, Mr. Rebibo's wife; and 1,197 shares issuable upon exercise of options that are exercisable within 60 days.

(22)	Includes 63,019 shares owned jointly with Jacqueline Reilly, Mr. Reilly’s wife, and 5,857 shares issuable upon exercise of options that are exercisable within 60 days.

(23)
Includes 6,812 shares owned by Steve A. Steckler, Ms. Steckler’s husband, 5,452 shares owned by the Hannah Steckler, Ms. Steckler's daughter, 2,681 shares owned by Jackson Valeriy Steckler Trust for which Ms. Steckler is Trustee, and 2,681 shares owned by the Anna Burka Steckler Trust for which Ms. Steckler is Trustee.

(24)	Includes 21,989 shares owned jointly with Helen Wilson, General Wilson’s wife, and 5,224 shares issuable upon exercise of options that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish the Company with copies of all Section 16 forms they file.
Based solely on the Company’s review of the copies of reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2015, its officers, directors, and 10% shareholders complied with all applicable Section 16(a) reporting requirements, except that: one Form 4 reporting one transaction for Mr. Reeder, one Form 4 reporting one transaction for Mr. Johnson, and one Form 4 reporting four transactions for Dr. Mohan. In each case, the delay was inadvertent and promptly corrected.

Item 2.
PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to the recommendation of the Audit Committee, the Board has appointed BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016. BDO USA, LLP has served as the Company’s independent registered public accounting firm continuously for the past eight years.
At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of BDO USA, LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of BDO USA, LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.
Shareholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board is submitting the selection of BDO USA, LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO USA, LLP. Even if the selection of BDO USA, LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2017 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.
THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP.

Item 3.
ADVISORY VOTE ON EXECUTIVE COMPENSATION (“Say-on-Pay”)
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers.
The Company urges shareholders to read the Summary Compensation Table and other related compensation tables and narrative which provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the Board believe that the Company’s policies and procedures are effective in achieving its goals and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.
The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, the Company is asking its shareholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2016 Summary Compensation Table and the other related tables and disclosure.”
This advisory vote, commonly referred to as a “Say-On-Pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding its executive compensation program.
THE BOARD RECOMMENDS A VOTE FOR THE NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR 2018 ANNUAL MEETING
In order for shareholder proposals submitted pursuant to Rule 14a‑8 of the Exchange Act to be presented at the Company’s 2018 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the President of the Company at the Company’s principal executive offices no later than November 16, 2017. Shareholder proposals should be submitted to WashingtonFirst Bankshares, Inc., 11921 Freedom Drive, Suite 250, Reston, Virginia 20190, Attention: President c/o Corporate Secretary.
In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not less than 120 days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the Company’s previous annual meeting. Such notice to the Company must also provide certain information set forth in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K
The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2016, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.
Shareholders who hold their shares directly with the Company and who previously have elected not to receive an annual report for a specific account may request that the Company promptly mail its 2015 Annual Report to that account by writing to WashingtonFirst Bankshares, Inc., 11921 Freedom Drive, Suite 250, Reston, Virginia 20190, (703) 840-2410, Attention: Richard D. Horn, General Counsel and Corporate Secretary.
If you are the beneficial owner, but not the record holder, of shares of Common Stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and the Company’s 2016 Annual Report to multiple shareowners who share an address, unless that nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the Company’s 2016 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Company’s proxy statement and annual report, now or in the future, should submit this request by writing to WashingtonFirst Bankshares, Inc., 11921 Freedom Drive, Suite 250, Reston, Virginia 20190, (703) 840-2410, Attention: Richard D. Horn, General Counsel and Corporate Secretary. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
OTHER MATTERS
The Board does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.
You are cordially invited and urged to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope or follow the instructions provided to you to vote your shares via telephone or the Internet.
By order of the Board of Directors,

Richard D. Horn
General Counsel and Corporate Secretary

WashingtonFIRSTBANKSHARES, INC.

Admission Ticket

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on April 25, 2017.

Vote by Internet

- Go to **www.investorvote.com/WFBI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

	For	Withhold		For	Withhold		For	Withhold
01 - Juan A. Mencia	☐	☐	02 - Mark C. Michael	☐	☐	03 - James P. Muldoon	☐	☐
04 - William C. Oldaker	☐	☐	05 - Jon M. Peterson	☐	☐	06 - Gail M. Steckler	☐	☐

Election of the one Group III nominee (to serve until the 2018 Annual Meeting of Shareholders):

	For	Withhold
07 - Obiora "Bo" Menkiti	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 3 1 1 8 6 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02JQAC

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of
WashingtonFirst Bankshares, Inc. Shareholders

Wednesday, April 26, 2017 11:00 a.m. ET
The Tower Club
8000 Towers Crescent Drive, Suite 1700
Vienna, Virgina 22182

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

WashingtonFIRSTBANKSHARES, INC.

PROXY — WASHINGTONFIRST BANKSHARES, INC.

11921 Freedom Drive, Suite 250 Reston, Virginia 20190

This Proxy is Solicited on Behalf of the Board of Directors for use at the Annual Meeting of Shareholders on April 26, 2017

The undersigned shareholder(s) of WashingtonFirst Bankshares, Inc. (the "Company") hereby constitutes and appoints Shaza L. Andersen and Matthew R. Johnson, and each of them, as attorneys, agents and proxies with full power of substitution, to vote as proxy the number of shares of common stock, par value $0.01 per share, of the Company held of record by the undersigned as of March 2, 2017 which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on April 26, 2017 at 11:00 a.m. (local time) at the Tower Club, 8000 Towers Crescent Drive, Suite 1700, Vienna, Virginia 22182, and at any adjournment or postponement thereof (the "Annual Meeting"), with respect to the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated, March 14, 2017, timely receipt of which is hereby acknowledged.

Shares of the Company stock will be voted as specified in this proxy. Unless otherwise specified, this Proxy will be voted "FOR" each proposal indicated below. If any other matter is properly presented at the Annual Meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

The board of directors of the Company unanimously recommends a vote "FOR" the election of each of the director nominees, "FOR" the ratification of the independent registered accounting firm and "FOR" the approval of the compensation of the Company's named executive officers, each to be presented to and voted upon by the shareholders as set forth in the Proxy Statement. Such vote is hereby solicited on behalf of the board of directors of the Company. You may vote your shares in person by attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.